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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated May 10, 2000 on the statement of financial condition of Campbell Asset Allocation Trust as of May 10, 2000 and our report dated February 29, 2000 on the balance sheet of Campbell & Company, Inc. as of December 31, 1999, which appear in such Prospectus. We also consent to the statements with respect to us as appearing under the heading "Experts" in the Prospectus.

                                  /s/  ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
May 22, 2000